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                                                                   EXHIBIT 99.4
                                                            --------------------
                                                                  PROXY CARD
                                                            --------------------


                              FOLD AND DETACH HERE
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                                   AMGEN INC.

              One Amgen Center Drive, Thousand Oaks, CA 91320-1799
                      Proxy Solicited by Board of Directors
               For the Annual Meeting of Stockholders-May 16, 2002

     Kevin W. Sharer, Richard D. Nanula and Steven M. Odre (the "Proxy Holders"), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. common stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Los Angeles, California 90210, at 10:30 A.M., PT, on Thursday, May 16, 2002, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.


                                    Change of Address:

                                    ____________________________________________

                                    ____________________________________________

                                    ____________________________________________
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card)
                                                [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


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[X]  Please mark your
     votes as in this example.
                                                                    FOR              AGAINST           ABSTAIN
1.   To approve the issuance of Amgen common stock
     to the shareholders of Immunex pursuant to the                 [_]                [_]               [_]
     Amended and Restated Agreement and Plan of Merger.



                                                                    FOR ALL        WITHHOLD
2.   To elect three directors for a three year term                 NOMINEES       AUTHORITY
     expiring at the Annual Meeting of Stockholders
     in 2005.                                                         [_]             [_]

     Nominees: Dr. David Baltimore, Ms. Judith C. Pelham and Mr. Kevin W. Sharer

     To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

     __________________________________________________________________________________________________________________________

     __________________________________________________________________________________________________________________________

                                                                    FOR              AGAINST           ABSTAIN
3.   To ratify the selection of Ernst & Young LLP
     as independent auditors of Amgen for the year                  [_]                [_]               [_]
     ending December 31, 2002.

                                                                    FOR              AGAINST           ABSTAIN
4.   To approve the new executive incentive plan
     under Section 162(m) of the Internal                           [_]                [_]               [_]
     Revenue Code.

In their discretion, the Proxy Holders are authorized to vote such other matters as may properly come before the Annual Meeting of
Stockholders and at any continuation, postponement or adjournment thereof. As of the date of the joint proxy statement/prospectus, the board of directors knew of no other business to be presented by or on behalf of Amgen or the board of directors at the Annual
Meeting of Stockholders.

This Proxy/Direction Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees and FOR proposals 1, 3 and 4. The board of directors recommends a vote FOR election of the nominees for director and FOR proposals 1, 3 and 4.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held May 16, 2002, the joint proxy statement/prospectus and the 2001 Annual Report of Amgen.

Please indicate if a change of address was given on the reverse side.     [_]

Signature:_______________________________________ Date: _________ Signature:_______________________________________ Date: ________

NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.

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                                                            ----------------
                                                               NO POSTAGE
                                                                NECESSARY
                                                                IF MAILED
                                                                 IN THE
                                                              UNITED STATES
                                                            ----------------

                -----------------------------------------------
                              BUSINESS REPLY MAIL
                 FIRST CLASS  PERMIT NO. 67  THOUSAND OAKS, CA
                -----------------------------------------------
                       POSTAGE WILL BE PAID BY ADDRESSEE


                 AMGEN INC.
                 ATTN: Corporate Secretary,
                       Mail Stop 27-4-A
                 ONE AMGEN CENTER DRIVE
                 THOUSAND OAKS, CA 91320-1799



                              [LOGO]  BAR CODE

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Amgen stockholders with admittance tickets will be admitted to the Annual
Meeting of Stockholders. If you come to the meeting and do not have an admission ticket, you will be admitted upon presentation of proper identification and evidence of stock ownership.

[_]Please send me two (2) admittance tickets for the Amgen Inc. Annual Meeting of Stockholders to be held on Thursday, May 16, 2002.

_______________________________________________________________________________
Name                          (Please print)

_______________________________________________________________________________
Address

                                                            (      )
_______________________________________________________________________________
City                        State        Zip                Telephone No.

  YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND THE ANNUAL
                           MEETING OF STOCKHOLDERS.